Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)
Keysight Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share
	-Reserved for future issuance under the 2014 Equity and Incentive Compensation Plan	457(c) and 457(h)	2,955,000 (2)	$139.16 (3)	$411,217,800	0.0001476	$60,696
Total Offering Amounts					$411,217,800		$60,696
Total Fee Offsets							—
Net Fee Due							$60,696
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of the common stock, $0.01 par value per share (the “Common Stock”), of Keysight Technologies, Inc. (the “Registrant”) that become issuable under the Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan, as amended and restated (the “Plan”), by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Reflects the net amount of 6,155,000 additional shares of Common Stock that were reserved for issuance under the Plan, effective March 21, 2024, less 3,200,000 previously-registered shares that had been previously reserved for issuance thereunder by the Registrant’s Board of Directors but not its stockholders. The Registrant initially registered 25,000,000 shares of Common Stock for issuance under the Plan in connection with the filing of its Form S-8 (No. 333-199507) with the Securities and Exchange Commission on October 21, 2014. Subsequently, the stockholders of the Registrant initially approved the Plan with 17,000,000 shares of Common Stock reserved for issuance thereunder, and thereafter approved the reservation of an additional 4,800,000 shares of Common Stock for issuance thereunder.

(3) Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is equal to $139.16, which was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 30, 2024.

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